Exhibit 99.1

Assertio Announces Agreement to be Acquired by Garda Therapeutics

All-Cash Tender Offer of $18 per share – or $125.1 Million – Plus Contingent Value Right

Tender Offer Price Represents 34.6% Premium to Unaffected Price and 46.6% Premium to Unaffected 30-day Volume-Weighted Average Price

Transaction Follows Comprehensive Strategic Review Process Initiated in First Quarter of 2025

Includes Additional “Shop” Period to Ensure Maximum Value for Shareholders

LAKE FOREST, IL – April 8, 2026 – Assertio Holdings, Inc. (“Assertio” or the “Company”) (Nasdaq: ASRT), today announced a definitive agreement (the “Garda Agreement”) to be acquired by Garda Therapeutics (“Garda” or the “Buyer”) for $18 per share in cash, or a total cash consideration of $125.1 million, (the “Garda Transaction”), plus a contingent value right (the “CVR”). In connection with the Garda Transaction, the Company today also announced that it has signed and closed an agreement (“Cosette Agreement”) to sell all non-Rolvedon assets to Cosette Pharmaceuticals (“Cosette”).

The Garda Transaction represents a 34.6% premium to the Company’s unaffected stock price on March 20, 2026 – the day before a significant share price and trading volume movement – a 46.6% premium to the 30-day unaffected volume-weighted average price (“VWAP”) and a 62.2% premium to the 60-day unaffected VWAP as of March 20. The Garda Transaction has been unanimously approved by the Boards of Directors of both companies.

Heather Mason, Chair of the Assertio Board of Directors, stated: “Over the course of this extensive multi-month process, the Board, management, and our advisors have conducted a disciplined and wide-ranging review of our business. We evaluated multiple strategic pathways – including a potential sale of the Company, merger opportunities, monetization of Rolvedon, and continuing as a standalone entity. The Company and its advisors engaged more than 35 counterparties, including both strategic and financial buyers. Following this thorough process – and with the addition under the agreement for an incremental shop period to ensure maximum value – the Board has determined that these transactions with Cosette and Garda provide the best outcome for our shareholders.”

Assertio will file a Schedule 14D-9 with respect to the tender offer in approximately 10 business days, which will include additional detailed information on the strategic review process.

Mark Reisenauer, CEO and a Director of Assertio, added: “These transactions provide our shareholders with a certain path to value realization amid a rapidly evolving regulatory, reimbursement, and macroeconomic environment. I would like to sincerely thank everyone involved for the hard work that helped the Company to achieve this outcome.”

Transaction Details

Under the terms of the Garda Agreement, Garda will promptly commence a tender offer to acquire all outstanding shares of Assertio Holdings at an upfront price of $18 per share in cash, or a total cash consideration of $125.1 million, plus a non-tradeable CVR related to potential future milestones for Sprix®. The Company’s Board of Directors unanimously recommends that Assertio stockholders tender their shares in the tender offer.

In connection with the Garda Agreement, Assertio divested the assets, properties, rights, title and interest in and to the Indocin® products, Sympazan®, Sprix®, Cambia®, Zipsor®, and the recently decommercialized Otrexup® to Cosette for an up-front payment of $35 million plus earnouts related to certain product milestones, all of which are included in the total consideration of the Garda Transaction. Other than the Sprix®-related milestones, which would be passed through to the Assertio shareholders through the CVR, the economics of the Cosette transaction will not further impact the $125.1 million purchase price.

The Garda Agreement includes a 20-day “window-shop” period. Under the terms of the window-shop provision, Assertio is free to engage with other parties who may provide superior value to our shareholders. In the event the Board terminates the Garda Agreement in favor of a superior bid during the window-shop period, a reduced breakup fee would apply.

The closing of the Garda Transaction is expected to occur in the second quarter of 2026 and is subject to customary closing conditions, including the tender of a majority of the outstanding shares of Assertio’s common stock. The Company does not expect any regulatory approvals to be required for closing. Following the successful closing of the tender offer, Garda will acquire all remaining shares of Assertio Holdings’ common stock that are not tendered in the tender offer through a second-step merger at the same price as the tender offer of $18 per share, plus the CVR.

Following the completion of the tender offer, Assertio’s common stock will no longer be listed for trading on Nasdaq.

Assertio will file a current report on Form 8-K with the U.S. Securities and Exchange Commission containing a summary of terms and conditions of the Garda Transaction.

Moelis & Company LLC acted as exclusive financial advisor, and Gibson, Dunn & Crutcher LLP served as legal counsel to Assertio on the sale to Garda and on the divestiture to Cosette. Longacre Square Partners serves as strategy and communications advisor to Assertio.

About Assertio

Assertio is a pharmaceutical company with comprehensive commercial capabilities offering differentiated products designed to address patients’ needs. Our focus is on supporting patients by marketing products primarily in the oncology market. To learn more about Assertio, visit www.assertiotx.com.

Investor and Media Contact

Longacre Square Partners

assertio@longacresquare.com

Additional Information and Where to Find It

The tender offer described in this communication has not yet commenced. This communication is for information purposes only and is neither an offer to buy nor a solicitation of an offer to sell any securities of Assertio Holdings, Inc. (“Assertio”), nor is it a substitute for the tender offer materials that Garda Therapeutics, Inc. (“Garda”) and its wholly owned acquisition subsidiary, Audi Merger Sub, Inc. (“Merger Sub”), will file with the Securities and Exchange Commission (the “SEC”). The solicitation and the offer to buy shares of Assertio’s common stock will only be made pursuant to a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and other related materials that Garda and Merger Sub intend to file with the SEC. In addition, Assertio will file with the SEC a Solicitation/ Recommendation Statement on Schedule 14D-9 with respect to the tender offer.

Once filed, investors will be able to obtain the tender offer statement on Schedule TO, the offer to purchase, the Solicitation/Recommendation Statement of Assertio on Schedule 14D-9 and related materials with respect to the tender offer and merger, free of charge at the website of the SEC at www.sec.gov or from the information agent named in the tender offer materials. Investors may also obtain, at no charge, the documents filed with or furnished to the SEC by Assertio under the “Investors” section of Assertio’s website at www.assertiotx.com.

STOCKHOLDERS AND INVESTORS ARE STRONGLY ADVISED TO READ THESE DOCUMENTS WHEN THEY BECOME AVAILABLE, INCLUDING THE SOLICITATION/RECOMMENDATION STATEMENT OF ASSERTIO ON SCHEDULE 14D-9 AND ANY AMENDMENTS THERETO, AS WELL AS ANY OTHER DOCUMENTS RELATING TO THE TENDER OFFER AND THE MERGER THAT ARE FILED WITH THE SEC, CAREFULLY AND IN THEIR ENTIRETY PRIOR TO MAKING ANY DECISIONS WITH RESPECT TO WHETHER TO TENDER THEIR SHARES INTO THE TENDER OFFER BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE TENDER OFFER.

Cautionary Note Regarding Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs. Forward-looking statements speak only as of the date they are made and should not be relied upon as predictions of future events, as there can be no assurance that the events or circumstances reflected in these statements will be achieved or will occur.

In particular, this communication includes forward-looking statements regarding Assertio Holdings, Inc. (“Assertio” or the “Company”), the proposed tender offer by Audi Merger Sub, Inc., a wholly owned subsidiary of Garda Therapeutics, Inc. (“Garda”), to acquire all outstanding shares of the Company’s common stock, the subsequent merger pursuant to which the Company would become a wholly owned subsidiary of Garda, and the Company’s asset sale to Cosette Pharmaceuticals, Inc. (“Cosette”), including, without limitation, statements regarding the expected timing and completion of these transactions and the parties’ ability to satisfy the conditions to consummation.

Forward-looking statements can often, but not always, be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “might,” “opportunity,” “plan,” “potential,” “project,” “seek,” “should,” “strategy,” “target,” “will,” or the negative of these words and phrases, other variations of these words and phrases or comparable terminology.

These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, many of which are beyond the Company’s control and subject to change. Actual results could differ materially from those expressed or implied by these forward-looking statements. Important factors that could cause actual results to differ materially include, among others: risks associated with the timing of the closing of the proposed transaction, including the risks that a condition to closing would not be satisfied within the expected timeframe or at all or that the closing of the proposed transaction will not occur in which case Rolvedon would be the Company’s only product; uncertainties as to how many of the Company’s stockholders will tender their shares in the offer; the possibility that competing offers will be made; the possibility that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; the occurrence of any event, change or other circumstance that could give rise to the termination of the transaction; the outcome of any legal proceedings that may be instituted against the parties and others related to the transaction; unanticipated difficulties or expenditures relating to the proposed transaction; the effect of the announcement or pendency of the proposed transaction on the Company’s business and operating results (including the response of business partners and competitors and potential difficulties in employee retention as a result of the announcement and pendency of the proposed transaction); risks related to the diverting of management’s attention from the Company’s ongoing business operations; risks related to non-achievement of any contingent value right milestones and that holders will not receive payments in respect thereof; general economic and market conditions; and other risks and uncertainties identified in the Company’s filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10 K, Quarterly Reports on Form 10 Q and other filings. Many of these risks and uncertainties may be exacerbated by public health emergencies and general macroeconomic conditions.

The foregoing list of factors is not exhaustive. You should not place undue reliance on any forward-looking statements. The Company does not assume, and hereby disclaims, any obligation to update or revise any forward-looking statements, except as required by law.

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